UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report January 31, 2014

THE GUITAMMER COMPANY
(Exact name of registrant as specified in its charter)

Nevada	000-54331	61-1650777
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6117 Maxtown Road, Westerville, OH 43082
(Address of principal executive offices) (Zip Code)

(614) 898-9370
(Registrant’s telephone number, including area code

N/A
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On January 27, 2014, the Guitammer Company (the Company) entered into a Note Restatement Agreement with Forest Capital LLC with a revised principal balance of $162,106.52, which is the sum of (a) $150,000, the original unpaid principal amount of the 2011 Note, plus (b) $12,106.52, which is the unpaid accrued interest on that original unpaid principal balance computed from January 1, 2013 through January 3, 2014, and which is being converted into unpaid principal as of January 3, 2014 (the “Forest Revised Note”). All accrued and unpaid interest on the Forest Revised Note is payable on January 3, 2015, and all unpaid principal and all remaining accrued and unpaid interest on the Forest Revised Note is payable in full on January 3, 2016.

           The Forest Revised Note may be prepaid in full or in part at any time, without penalty.  The Company shall make a mandatory principal prepayment of $12,106.52 within two business days of the receipt after January 27, 2014 by the Company of additional new equity financing that aggregates to at least $100,000 to the Company.

Also on January 27, 2014, the Company entered into a Loan Agreement with The Walter Doyle Trust for the sum of $50,000, with interest on the unpaid principal balance computed from the date of this loan until paid in full at the rate equal to the Wall Street Journal Prime Rate plus 4.75% (which is a rate of 8.00% as of the date of this loan), compounded annually (the “Doyle Trust Loan”). All accrued and unpaid interest on the Doyle Trust Loan is payable on January 3, 2015, and all unpaid principal and all remaining accrued and unpaid interest on the Doyle Trust Loan is payable in full on January 3, 2016.

As an additional inducement to make the Doyle Trust Loan and accept the Forest Revised Note, the Company issued to Forest Capital an aggregate of 724,000 new warrants at an exercise price of $0.24 per share, of which 400,000 new warrants are in consideration of the Doyle Trust Loan and 324,000 new warrants the Forest Revised Note. The new warrants will expire on January 27, 2017, but shall have their expiration date extended to January 27, 2019 if either or both of the Forest Revised Note and/or the Doyle Trust Loan are not paid in full by January 3, 2016.

Also on January 27, 2014, the Company entered into a Note Restatement Agreement with the Julie Jacobs Trust  with a revised principal balance of $108,071.01, which is the sum of (a) $100,000, the original unpaid principal amount of the 2011 Note, plus (b) $8,071.01, which is the unpaid accrued interest on that original unpaid principal balance computed from January 1, 2013 through January 3, 2014, and which is being converted into unpaid principal as of January 3, 2014. (the “Jacobs Revised Note”). All accrued and unpaid interest on the Jacobs Revised Note is payable on January 3, 2015, and all unpaid principal and all remaining accrued and unpaid interest on the Jacobs Revised Note is payable in full on January 3, 2016.

The Jacobs Revised Note may be prepaid in full or in part at any time, without penalty.  The Company shall make a mandatory principal prepayment of $8,071.01 within two business days of the receipt after January 27, 2014 by the Company of additional new equity financing that aggregates to at least $100,000 to the Company.

Also on January 27, 2014, the Company entered into a Loan Agreement with the Julie Jacobs Trust for the sum of $50,000, with interest on the unpaid principal balance computed from the date of this loan until paid in full at the rate equal to the Wall Street Journal Prime Rate plus 4.75% (which is a rate of 8.00% as of the date of this loan), compounded annually (the “Jacobs Trust Loan”). All accrued and unpaid interest on the Jacobs Trust Loan is payable on January 3, 2015, and all unpaid principal and all remaining accrued and unpaid interest on the Jacobs Trust Loan is payable in full on January 3, 2016.

As an additional inducement to make the Jacobs Trust Loan and accept the Jacobs Revised Note, the Company issued to the Julie Jacobs Trust an aggregate of 616,000 new warrants at an exercise price of $0.24 per share, of which 400,000 new warrants are in consideration of the Jacob Trust Loan and 216,000 new warrants for the Jacobs Revised Note. The new warrants will expire on January 27, 2017, but shall have their expiration date extended to January 27, 2019 if either or both of the Jacob Revised Note and/or the Jacobs Trust Loan are not paid in full by January 3, 2016.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

10.15E	Forest Capital $150,000 Second Restated Promissory Note Rev 01272014
10.26C	Jacobs Trust $100,000 Second Restated Promissory Note Rev 01272014
10.46	Walter Doyle Trust $50,000 Promissory Note 01272014
10.47	Julie Jacobs Trust $50,000 Promissory Note 01272014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Guitammer Company
(Registrant)

Date: Jan 31, 2014	/s/ Richard E. Conn
Richard E. Conn, Chief Financial Officer